Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of 908 Devices Inc. (the “Company”) for the fiscal quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Joseph H. Griffith IV, Chief Financial Officer of the Company, hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph H. Griffith IV
Joseph H. Griffith IV
Chief Financial Officer
(Principal Financial Officer)
August 11, 2026

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of 908 Devices Inc. under the Securities Act of 1933, as amended, or the Exchange Act, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.